EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222626 on Form S-3, and Registration Statements Nos. 333-152803, 333-174269 and 333-211242 on Form S-8 of our reports dated March 16, 2020, relating to the financial statements and financial statement schedule of Ampco-Pittsburgh Corporation, appearing in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

March 16, 2020